UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
____________________
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
 ____________________
Date of Report (Date of earliest event reported): May 9, 2014
Accenture plc
(Exact name of Registrant as specified in its charter)

Ireland	001-34448	98-0627530
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1 Grand Canal Square,
Grand Canal Harbour,
Dublin 2, Ireland
(Address of principal executive offices)
Registrant’s telephone number, including area code: (353) (1) 646-2000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 9, 2014, the Board of Directors (the “Board”) of Accenture plc (the “Company”) appointed Paula A. Price and Frank K. Tang as new directors of the Company, upon the recommendation of its Nominating & Governance Committee. Ms. Price and Mr. Tang will each serve until the Company’s 2015 annual general meeting of shareholders, when they will be subject to re-appointment by a vote of the Company’s shareholders.
Ms. Price was executive vice president and CFO of Ahold USA until January 2014. At Ahold, which operates more than 700 supermarkets under the Stop & Shop, Giant and Martin’s names as well as the Peapod online grocery delivery service, Ms. Price was responsible for finance and accounting, strategic planning, real estate and information technology. Before joining Ahold in 2009, she was the controller and chief accounting officer at CVS Caremark. Earlier in her career, Ms. Price was CFO for the Institutional Trust Services division of JPMorgan Chase, and held several other senior management positions in the U.S. and the U.K. in the financial services and consumer products industries. A certified public accountant, she earned her MBA from the University of Chicago and her BS from DePaul University.
Mr. Tang is CEO and managing partner of FountainVest Partners, a private equity fund dedicated to investments in China. Before co-founding FountainVest in 2007, Mr. Tang was senior managing director and head of investments in China at Temasek Holdings, a Singapore investment company. Earlier in his career, he was a managing director at Goldman Sachs, where he worked for nearly 11 years. He began his investment banking career in the New York office of Goldman Sachs before moving to Hong Kong, where he headed the telecommunications, media and technology investment banking effort in Asia (excluding Japan). Mr. Tang earned his MBA from Columbia Business School and his Bachelor’s degree from Donghua University.
Ms. Price has been appointed to serve on the Board’s Audit Committee and Mr. Tang has been appointed to serve on the Board’s Finance Committee. Each of them will receive the pro rata portion of the standard compensation for service on the Board (currently $90,000 per annum) and the committee to which each of them has been appointed (currently $7,500 per annum for service on the Audit Committee and $5,000 per annum for service on the Finance Committee), based on the number of days remaining in the current director compensation year. Ms. Price and Mr. Tang may each elect to receive their compensation in cash or equity. Both new directors will also receive the standard grant of restricted share units valued at $185,000 made by the Company to directors newly appointed to the Board.
Ms. Price and Mr. Tang have each entered into the standard director indemnification agreement that Accenture International Sàrl, an indirect subsidiary of the Company, has with the Company’s directors. A copy of a substantially similar form of the indemnification agreement is filed as Exhibit 10.5 to the Company’s Form 8-K12B filed on September 1, 2009.
A copy of the Company’s news release issued on May 12, 2014 regarding the appointment of Ms. Price and Mr. Tang to the Board is filed as Exhibit 99 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99     News Release of Accenture plc, dated May 12, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 12, 2014	ACCENTURE PLC

	By:	/s/ David P. Rowland
	Name:	David P. Rowland
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99	News Release of Accenture plc, dated May 12, 2014